Exhibit 99.1

          5300 Town and Country Blvd., Suite 500
          Frisco, Texas 75034
          Telephone: (972) 668-8834
          Contact: Gary H. Guyton
          Director of Planning and Investor Relations
          Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
2015 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, February 24, 2016 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the quarter and year ended December 31, 2015.

Financial Results for the Three Months Ended December 31, 2015

Comstock produced 14.9 billion cubic feet of natural gas and 493,300 barrels of oil, or 17.9 billion cubic feet ("Bcf") of natural gas equivalent ("Bcfe"), in the fourth quarter of 2015.  Natural gas production in the fourth quarter of 2015 grew by 65% from 9.0 Bcf in the fourth quarter of 2014 and by 11% from 13.5 Bcf in the third quarter of 2015 due to the Company's successful Haynesville shale drilling program.  Haynesville shale gas production has increased by 161% compared to the first quarter of 2015.  Oil production in the fourth quarter of 2015 averaged 5,362 barrels of oil per day compared to 12,403 barrels per day in the fourth quarter of 2014.  The decrease in oil production is the result of the sale of the Company's Burleson County, Texas properties and the lack of drilling in the South Texas Eagle Ford.

Oil and natural gas prices declined substantially in 2015.  Comstock's average realized natural gas price, including realized hedging gains, decreased 43% to $2.02 per Mcf in the fourth quarter of 2015 as compared to $3.55 per Mcf realized in the fourth quarter of 2014.  The Company's average realized oil price declined by 57% to $36.26 per barrel in the fourth quarter of 2015 as compared to $83.55 per barrel, including realized hedging gains or losses, in the fourth quarter of 2014.  As a result of lower realized prices, oil and gas sales (including realized losses from hedging) declined by 62% to $48.1 million as compared to 2014's fourth quarter sales of $127.5 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $27.0 million in the fourth quarter of 2015 as compared to EBITDAX of $100.5 million in the fourth quarter of 2014.

Low oil and natural gas prices continue to adversely impact the Company's financial results and have resulted in a significant impairment of the Company's producing properties being recorded for the fourth quarter of 2015.  Comstock reported a net loss of $288.5 million, or $6.25 per share, for the quarter as compared to a net loss of $58.3 million, or $1.26 per share, for the fourth quarter of 2014.  The fourth quarter 2015 results include a charge to impair certain producing oil and gas properties and unevaluated leases of $254.6 million, recognition of a valuation allowance on deferred tax assets primarily resulting from the impairment provision of $93.4 million, an unrealized gain from derivative financial instruments of $0.1 million, a loss on sale of oil and gas properties of $0.3 million and a net gain on extinguishment of debt of $23.2 million.  Financial results for the fourth quarter of 2014 included an unrealized gain from derivative financial instruments of $3.9 million, recognition of a valuation allowance on deferred tax assets primarily resulting from the impairment provision of $3.2 million, a charge to impair certain oil and gas properties and unevaluated leases and exploratory dry hole costs of $60.9 million and rig termination fees of $6.7 million.  Excluding these items from each quarter's results, the net loss for the fourth quarter of 2015 would have been $42.2 million, or 91¢ per share, as compared to a net loss of $8.7 million, or 19¢ per share, in the fourth quarter of 2014.

Financial Results for the Year Ended December 31, 2015

Comstock produced 47.7 Bcf of natural gas and 3.1 million barrels of oil, or 66.2 Bcfe, in 2015 as compared to 39.8 Bcf of natural gas and 4.3 million barrels of oil or 65.6 Bcfe in 2014.  Natural gas production was up 20% over 2014 while oil production declined by 28%.

Comstock's average realized natural gas price, including realized hedging gains, decreased 44% to $2.33 per Mcf in the year ended December 31, 2015 as compared to $4.16 per Mcf realized in the year ended December 31, 2014.  The Company's average realized oil price decreased by 50% to $46.19 per barrel in the year ended December 31, 2015 as compared to $92.50 per barrel, including realized hedging losses, in the year ended December 31, 2014.  Oil and gas sales (including realized gains or losses from hedging) in the year ended December 31, 2015 of $253.7 million decreased by 55% as compared to $564.4 million in the year ended December 31, 2014.  Operating cash flow (before changes in working capital accounts) decreased 91% to $36.2 million for the year ended December 31, 2015 as compared to $391.5 million of operating cash flow from continuing operations for the year ended December 31, 2014.  EBITDAX decreased 66% to $150.4 million in the year ended December 31, 2015 from EBITDAX of $446.4 million in the year ended December 31, 2014.

Comstock reported a net loss of $1.0 billion, or $22.71 per share, for the year ended December 31, 2015 as compared to a net loss of $57.1 million, or $1.24 per share, for the year ended December 31, 2014.  The 2015 results include impairments on oil and gas properties and unevaluated leases of $870.3 million, a loss on sale of oil and gas properties of $112.1 million, the valuation allowance on deferred tax assets of $282.9 million, drilling rig termination fees of $1.7 million, an unrealized gain from derivative financial instruments of $1.4 million and a net gain on extinguishment of debt of $78.7 million.  Financial results for the year ended December 31, 2014 included an unrealized loss from derivative financial instruments of $1.0 million, recognition of a valuation allowance on deferred tax assets primarily resulting from the impairment provision of $3.2 million, an exploration charge of $72.6 million, and drilling rig termination fees of $6.7 million.  Excluding these items from each period's results, the net loss for the year ended December 31, 2015 would have been $189.2 million, or $4.10 per share, as compared to a net loss of $1.7 million, or 5¢ per share, in the year ended December 31, 2014.

2015 Drilling Results

Comstock reported the results of its 2015 drilling program.  During the year ended December 31, 2015, Comstock spent $227.7 million on its development and exploration activities and $13.7 million on acreage and other acquisition costs.  Comstock spent an additional $1.7 million to release one drilling rig before the contract termination date.  2015 capital expenditures, excluding spending on its Burleson County, Texas properties, which were sold in July 2015, totaled $164.4 million.

Comstock drilled ten Haynesville and Bossier shale wells (9.6 net) in 2015.  The Company also completed four horizontal Eagle Ford shale wells (2.2 net) in South Texas which were drilled in 2014.  Comstock has completed all of its Haynesville and Bossier shale wells using the Company's enhanced completion design involving extended lateral lengths and larger fracs.  The average initial production rate of the ten wells was 24 million cubic feet ("MMcf") per day.  Two of these wells have been completed since the Company's last report.  The Caraway 20-29 #1 well in Desoto Parish, Louisiana was drilled to a total vertical depth of 11,069 feet with a 5,953 foot lateral.  This well targeted the Haynesville shale and was tested with an initial production rate of 24 MMcf per day.  The second well, the Jordan 16-21 #1 was drilled in Sabine Parish, Louisiana to a total vertical depth of 11,356 feet with a 7,430 foot lateral.  This well targeted the Bossier shale and was tested with an initial production rate of 22 MMcf per day.

2015 Proved Oil & Gas Reserves

Comstock also announced that proved oil and natural gas reserves as of December 31, 2015 were estimated at 9.2 million barrels of crude oil and 569.6 billion cubic feet ("Bcf") of natural gas or 625.0 billion cubic feet of natural gas equivalent ("Bcfe") as compared to total proved reserves as of December 31, 2014 of 620.4 Bcfe.  59% of the proved reserves at December 31, 2015 are classified as proved developed and 98% are operated by Comstock.  The present value of proved reserves based on a 10% discount factor was $372.5 million as of December 31, 2015.  Reserves estimates for 2015 were based on average prices of $2.34 per Mcf for natural gas and $46.88 per barrel for oil.

The following table reflects the changes in the proved reserve estimates since the end of 2014:

	Oil (MBBLs)	Natural Gas (Bcf)	Total (Bcfe)
Proved Reserves at December 31, 2014	20,854	495.3	620.4
Production	(3,089)	(47.7)	(66.2)
Divestitures	(3,671)	(5.1)	(27.1)
Extensions, discoveries and other revisions	93	204.8	205.3
Price related revisions	(4,958)	(77.7)	(107.4)

Proved Reserves at December 31, 2015	9,229	569.6	625.0

Changes to Comstock's proved reserves, excluding the divestiture of the Company's East Texas Eagle Ford properties, which were sold in July 2015, were as follows:

	Oil (MBBLs)	Natural Gas (Bcf)	Total (Bcfe)
Proved Reserves at December 31, 2014	17,104	491.4	594.0
Production	(2,781)	(46.9)	(63.6)
Extensions, discoveries and other revisions	(136)	202.8	202.0
Price related revisions	(4,958)	(77.7)	(107.4)

Proved Reserves at December 31, 2015	9,229	569.6	625.0

Excluding price related revisions, Comstock's Haynesville and Bossier shale drilling program achieved an all-in finding cost of 66¢ per Mcf with total proved reserves additions of 161 Bcf and Haynesville and Bossier shale capital expenditures of $110.7 million.

Comstock's proved undeveloped reserves at December 31, 2015 were also limited by the Company's available capital to develop the reserves in the future.  The year ended 2015 proved reserve estimates included 35 proved undeveloped locations on its Haynesville and Bossier shale properties.  The Company has a total of 636 operated locations, including 286 extended lateral locations, many of which would otherwise qualify as proved undeveloped locations.

2015 Exploration and Development Capital Budget

Comstock estimates that it will drill three to nine wells in 2016 depending upon commodity prices during the year.  The Company's 2016 drilling activity will again be focused on its Haynesville shale properties in Louisiana, where the Company's Haynesville and Bossier wells have economic returns even in the current low natural gas price environment.  The Company plans to commence drilling in March 2016 utilizing the one drilling rig that the Company has under contract.  Capital expenditures in 2016 would be approximately $98 million if the Company continues its drilling program and drilled nine extended lateral Haynesville shale wells.  The number of wells drilled will be based on industry conditions.  Comstock expects that its oil production in 2016 will be approximately 4,200 to 4,500 barrels per day and its natural gas production will average between 135 to 160 MMcf per day depending upon the number of wells drilled in 2016.

Other

Comstock has planned a conference call for 10:00 a.m. Central Time on February 24, 2016 to discuss the operational and financial results for the fourth quarter of 2015.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 866-300-8761 (international dial-in use 412-455-6227) and provide access code 37644988 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 1:00 p.m. CT February 24, 2016 and will continue until 10:59 p.m. March 2, 2016.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 37644988.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues:
Oil sales	$17,886	$80,487	$142,669	$389,770
Natural gas sales	29,342	32,129	109,753	165,461
Total revenues	47,228	112,616	252,422	555,231

Operating expenses:
Production taxes	1,335	5,360	10,286	23,797
Gathering and transportation	4,456	2,858	14,298	12,897
Lease operating	14,852	15,384	64,502	60,283
Exploration(1)	385	7,954	70,694	19,403
Depreciation, depletion and amortization	59,416	94,885	321,323	378,275
General and administrative	2,746	6,469	23,541	32,379
Loss on disposal of oil and gas properties	307	—	112,085	—
Impairment of oil and gas properties	254,246	59,997	801,347	60,268
Total operating expenses	337,743	192,907	1,418,076	587,302

Operating loss	(290,515)	(80,291)	(1,165,654)	(32,071)

Other income (expenses):
Net gain on extinguishment of debt	23,155	—	78,741	—
Gain from derivative financial instruments	971	10,938	2,676	8,175
Other income	221	214	1,275	727
Interest expense(2)	(31,872)	(15,272)	(118,592)	(58,631)

Total other income (expenses)	(7,525)	(4,120)	(35,900)	(49,729)

Loss before income taxes	(298,040)	(84,411)	(1,201,554)	(81,800)
Benefit from income taxes	9,497	26,140	154,445	24,689
Net loss	$(288,543)	$(58,271)	$(1,047,109)	$(57,111)

Basic and diluted net loss per share	$(6.25)	$(1.26)	$(22.71)	$(1.24)

Dividends per common share	$—	$0.125	$—	$0.50

Basic and diluted weighted average shares outstanding	46,150	46,306	46,113	46,547

(1)
Includes impairments of unevaluated leases of $0.4 million and $69.0 million for the three months and year ended December 31, 2015, respectively, rig termination fees of $1.7 million for the year ended December 31, 2015, impairment of unevaluated leases of $0.5 million for the three months and year ended December 31, 2014, rig termination fees of $6.7 million for the three months and year ended December 31, 2014,  and dry hole expense of $0.4 million and $11.8 million in the three months and year ended December 31, 2014, respectively.

(2)
No interest was capitalized in the three months ended December 31, 2015.  $0.9 million of interest was capitalized for the year ended December 31, 2015.  $2.7 million and $10.2 million of interest expense was capitalized for the three months and year ended December 31, 2014, respectively.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

OPERATING CASH FLOW:

Net loss	$(288,543)	$(58,271)	$(1,047,109)	$(57,111)
Reconciling items:
Deferred income taxes	(9,131)	(26,164)	(155,249)	(24,677)
Depreciation, depletion and amortization	59,416	94,885	321,323	378,275
Impairment of oil and gas properties	254,246	59,997	801,347	60,268
Net loss on sale of oil and gas properties	307	—	112,085	—
Lease impairments, rig termination fees and dry hole costs	385	7,554	70,694	19,003
Gain from derivative financial instruments	(971)	(10,938)	(2,676)	(8,175)
Cash settlements of derivative financial instruments	839	14,847	1,230	9,145
Amortization of debt discount, premium and issuance costs	1,192	957	5,144	4,097
Net gain on extinguishment of debt	(23,155)	—	(78,741)	—
Stock-based compensation	2,088	2,855	8,149	10,697
Operating cash flow	(3,327)	85,722	36,197	391,522
Excess income taxes from stock-based compensation	101	(32)	2,044	1,055
Decrease (increase) in accounts receivable	4,971	22,478	30,248	2,221
Decrease (increase) in other current assets	820	(5,805)	8,112	(7,366)
Increase (decrease) in accounts payable and accrued expenses	4,045	(30,362)	(46,515)	13,552
Net cash provided by operating activities	$6,610	$72,001	$30,086	$400,984

EBITDAX:

Net loss	$(288,543)	$(58,271)	$(1,047,109)	$(57,111)
Interest expense	31,872	15,272	118,592	58,631
Benefit from income taxes	(9,497)	(26,140)	(154,445)	(24,689)
Depreciation, depletion and amortization	59,416	94,885	321,323	378,275
Exploration	385	7,954	70,694	19,403
Impairment of oil and gas properties	254,246	59,997	801,347	60,268
Net loss on sale of oil and gas properties	307	—	112,085	—
Gain from derivative financial instruments	(971)	(10,938)	(2,676)	(8,175)
Cash settlements of derivative financial instruments	839	14,847	1,230	9,145
Net gain on extinguishment of debt	(23,155)	—	(78,741)	—
Stock-based compensation	2,088	2,855	8,149	10,697
Total EBITDAX	$26,987	$100,461	$150,449	$446,444

			As of
			December 31, 2015	December 31, 2014
BALANCE SHEET DATA:

Cash and cash equivalents			$134,006	$2,071
Other current assets			22,232	59,146
Property and equipment, net			1,038,420	2,198,169
Other			1,192	5,160
Total assets			$1,195,850	$2,264,546

Current liabilities			$95,720	$162,171
Long-term debt			1,249,330	1,060,654
Deferred income taxes			1,965	154,547
Asset retirement obligation			20,093	14,900
Other non-current liabilities			—	2,002
Stockholders' equity (deficit)			(171,258)	870,272
Total liabilities and stockholders' equity (deficit)			$1,195,850	$2,264,546

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2015
	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	12	470	12	494
Gas production (MMcf)	13,044	1,582	303	14,929
Total production (MMcfe)	13,116	4,405	368	17,889

Oil sales	$463	$16,982	$441	$17,886
Natural gas sales	25,010	3,681	651	29,342
Natural gas hedging settlements(1)	—	—	—	839
Total natural gas including hedging	25,010	3,681	651	30,181
Total oil and gas sales including hedging	$25,473	$20,663	$1,092	$48,067

Average oil price (per barrel)	$38.45	$36.10	$40.79	$36.26
Average gas price (per Mcf)	$1.92	$2.33	$2.15	$1.97
Average gas price including hedging (per Mcf)	$1.92	$2.33	$2.15	$2.02
Average price (per Mcfe)	$1.94	$4.69	$2.97	$2.64
Average price including hedging (per Mcfe)	$1.94	$4.69	$2.97	$2.69

Production taxes	$343	$936	$56	$1,335
Gathering and transportation	$3,607	$779	$70	$4,456
Lease operating	$6,681	$7,514	$657	$14,852

Production taxes (per Mcfe)	$0.03	$0.21	$0.15	$0.07
Gathering and transportation (per Mcfe)	$0.28	$0.18	$0.19	$0.25
Lease operating (per Mcfe)	$0.50	$1.71	$1.79	$0.83

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$—	$4,080	$4,080
Development leasehold	330	(41)	—	289
Exploratory drilling	—	—	161	161
Development drilling	24,736	423	3	25,162
Other development	432	1,998	—	2,430
Total	$25,498	$2,380	$4,244	$32,122

(1)	Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2014
	East Texas/ North Louisiana	South Texas		Other	Total
Oil production (Mbbls)	29	1,102		10	1,141
Gas production (MMcf)	6,846	1,830		370	9,046
Total production (MMcfe)	7,021	8,444		428	15,893

Oil sales	$2,489	$77,372		$626	$80,487
Oil hedging settlements(1)	—	—		—	14,847
Total oil including hedging	2,489	77,372		626	95,334
Natural gas sales	23,273	7,440		1,416	32,129
Total oil and gas sales including hedging	$25,762	$84,812		$2,042	$127,463

Average oil price (per barrel)	$85.11	$70.19		$65.62	$70.54
Average oil price including hedging (per barrel)	$85.11	$70.19		$65.62	$83.55
Average gas price (per Mcf)	$3.40	$4.07		$3.83	$3.55
Average price (per Mcfe)	$3.67	$10.04		$4.77	$7.09
Average price including hedging (per Mcfe)	$3.67	$10.04		$4.77	$8.02

Production taxes	$1,335	$3,862		$163	$5,360
Gathering and transportation	$2,027	$754		$77	$2,858
Lease operating	$5,969	$8,628		$787	$15,384

Production taxes (per Mcfe)	$0.19	$0.46		$0.38	$0.34
Gathering and transportation (per Mcfe)	$0.29	$0.09		$0.18	$0.18
Lease operating (per Mcfe)	$0.85	$1.02		$1.84	$0.97

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$13,584		$12,626	$26,210
Development leasehold	472	5		—	477
Exploratory drilling	—	3,370		17,568	20,938
Development drilling	698	86,410		—	87,108
Other development	512	6,136		—	6,648
Total	$1,682	$109,505	(2)	$30,194	$141,381	(2)

(1)      Included in gain from derivative financial instruments in operating results.
(2)      Net of reimbursements received of $2.7 million under the Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2015
	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	58	2,958	73	3,089
Gas production (MMcf)	39,046	7,399	1,231	47,676
Total production (MMcfe)	39,393	25,150	1,664	66,207

Oil sales	$2,662	$136,421	$3,586	$142,669
Natural gas sales	87,095	19,767	2,891	109,753
Natural gas hedging settlements(1)	—	—	—	1,230
Total natural gas including hedging	87,095	19,767	2,891	110,983
Total oil and gas sales including hedging	$89,757	$156,188	$6,477	$253,652

Average oil price (per barrel)	$46.06	$46.11	$49.64	$46.19
Average gas price (per Mcf)	$2.23	$2.67	$2.35	$2.30
Average gas price including hedging (per Mcf)	$2.23	$2.67	$2.35	$2.33
Average price (per Mcfe)	$2.28	$6.21	$3.89	$3.81
Average price including hedging (per Mcfe)	$2.28	$6.21	$3.89	$3.83

Production taxes	$2,915	$7,103	$268	$10,286
Gathering and transportation	$10,694	$3,308	$296	$14,298
Lease operating	$25,663	$36,141	$2,698	$64,502

Production taxes (per Mcfe)	$0.07	$0.28	$0.16	$0.16
Gathering and transportation (per Mcfe)	$0.27	$0.13	$0.18	$0.22
Lease operating (per Mcfe)	$0.66	$1.44	$1.62	$0.97

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$7,899	$5,073	$12,972
Development leasehold	767	—	—	767
Exploratory drilling	—	7,411	4,574	11,985
Development drilling	105,272	79,077	44	184,393
Other development	6,016	25,173	48	31,237
Total	$112,055	$119,560	$9,739	$241,354

(1)	Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2014
	East Texas/ North Louisiana	South Texas		Other	Total
Oil production (Mbbls)	75	4,214		24	4,313
Gas production (MMcf)	30,923	7,424		1,421	39,768
Total production (MMcfe)	31,373	32,710		1,562	65,645

Oil sales	$6,934	$380,858		$1,978	$389,770
Oil hedging settlements(1)	—	—		—	9,145
Total oil including hedging	6,934	380,858		1,978	398,915
Natural gas sales	123,418	35,739		6,304	165,461
Total oil and gas sales including hedging	$130,352	$416,597		$8,282	$564,376

Average oil price (per barrel)	$92.27	$90.37		$84.80	$90.37
Average oil price including hedging (per barrel)	$92.27	$90.37		$84.80	$92.50
Average gas price (per Mcf)	$3.99	$4.81		$4.44	$4.16
Average price (per Mcfe)	$4.15	$12.74		$5.30	$8.46
Average price including hedging (per Mcfe)	$4.15	$12.74		$5.30	$8.60

Production taxes	$3,783	$19,396		$618	$23,797
Gathering and transportation	$9,225	$3,301		$371	$12,897
Lease operating	$24,784	$32,805		$2,694	$60,283

Production taxes (per Mcfe)	$0.12	$0.59		$0.40	$0.36
Gathering and transportation (per Mcfe)	$0.29	$0.10		$0.24	$0.20
Lease operating (per Mcfe)	$0.79	$1.01		$1.72	$0.92

Oil and Gas Capital Expenditures:
Acquisitions	$—	$2,400		$—	$2,400
Exploratory leasehold	—	53,601		38,359	91,960
Development leasehold	646	2,740		—	3,386
Exploratory drilling	—	28,203		23,522	51,725
Development drilling	1,395	397,209		—	398,604
Other development	2,226	37,056		—	39,282
Total	$4,267	$521,209	(2)	$61,881	$587,357	(2)

(1)	Included in gain from derivative financial instruments in operating results.
(2)	Net of reimbursements received of $28.7 million under the Company's Eagle Ford shale joint venture.